Exhibit 99.1

Establishment Labs Notes Presentation of 3-Year Results from Motiva U.S. IDE Study at The Aesthetic Meeting 2023

New York, NY, April 20, 2023 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today noted the presentation of a study update on the Motiva US IDE Study. The update included three-year patient follow-up data for primary augmentation subjects. The Medical Director of the Study, Dr. Caroline Glicksman, who is also a Principal Investigator in the Study, presented the results today at Aesthetic Surgery Education and Research Foundation (ASERF) Premier Global Hot Topics session as part of The Aesthetic Meeting 2023 in Miami, Florida.

Dr. Glicksman presented data for the 451 primary augmentation patients enrolled in the study through the three-year follow-up visit. Patient compliance in the primary augmentation cohort of the trial at three years was 92.4%. The three-year, by-patient, Kaplan-Meier risk rates of first occurrence of complications for patients (95% confidence interval) in the primary augmentation cohort were as follows:

Primary Augmentation	3-year (N=451), 95% CI
Capsular contracture (Baker Grade III/IV)	0.5%
Rupture, suspected or confirmed; MRI cohort[1]	0.6%
Breast pain	0.7%
Infection	0.9%
Implant removal, with or without replacement	1.6%
Any reoperation[2]	6.1%
Any complication[3]	8.4%

1. MRI cohort N=176

2. Any surgery on the breast or chest area, device or non-device related, including size change

3. Any device or non-device related event, including reoperation

“The Motiva US IDE study is still in follow-up, but the consistency in clinical outcomes from year two to year three are notable, with no increase in capsular contracture or the number of patients with suspected or confirmed rupture, including in the MRI cohort. The preliminary results and the continued high rates of patient follow-up remain encouraging,” said Dr. Glicksman. “These results are the latest evidence of the performance of Motiva implants, adding to data collected over twelve years and from over three million implants placed in markets globally. The clinical results presented today have been submitted to the FDA as part of the final module of the PMA, and we look forward to this new standard in breast implants being made available to women in the United States.”

The Motiva Core pivotal study is an ongoing US clinical trial of an investigational medical device under an FDA-approved Investigational Device Exemption.  The Motiva device has not been approved by the Food and Drug Administration and is not commercially available in the United States.  This interim report describes preliminary data available to date and does not necessarily reflect final clinical results nor demonstrate the investigational device’s safety and effectiveness for the United States trial. Accordingly, no conclusions should be drawn based on the information presented.

About Establishment Labs

Establishment Labs Holdings Inc. is a global medical technology company dedicated to improving women’s health and wellness through the power of science, engineering, and technology. The Company offers a portfolio of Femtech solutions for breast health, breast aesthetics and breast reconstruction. The over three million Motiva® devices Establishment Labs has delivered to plastic and reconstructive surgeons since 2010 have created a new standard for safety and patient satisfaction in the 85 countries in which they are available. The Motiva Flora® tissue expander is the only regulatory-approved expander in the world with an integrated port that is MRI conditional and is used to improve outcomes in breast reconstruction following breast cancer. Mia Femtech™, Establishment Lab’s unique minimally invasive experience for breast harmony, is the Company’s most recent breakthrough innovation. These solutions are supported by over 200 patents and patent applications in 25 separate patent families worldwide and over 50 scientific studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2016 and FDA 21 CFR 820 under the MDSAP program. In 2018, the Company received an investigational device exemption (IDE) from the FDA for Motiva Implants® and began a clinical trial to support regulatory approval in the United States. Please visit our website for additional information at www.establishmentlabs.com.

Forward-Looking Statements

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